AMENDMENT NO. 1
TO REVOLVING CREDIT AGREEMENT
This Amendment No. 1 to Revolving Credit Agreement (this “Amendment”) is entered into as of this 18th day of April, 2019 by and between CITY NATIONAL BANK, a national banking association (“CNB”) and OAKTREE STRATEGIC INCOME II, INC., a Delaware corporation (“Borrower”).
BACKGROUND
Borrower and CNB are parties to Revolving Credit Agreement dated as of October 16, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which CNB provides Borrower with certain discretionary financial accommodations.
Borrower has requested that CNB increase the Maximum Amount available for Loans and/or Letters of Credit under the Loan Agreement and CNB has so agreed on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the loans heretofore made to or for the account of Borrower by CNB, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.
2.    Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Loan Agreement is amended as follows:
(a)    Section 1.01 is amended to amend, restate and replace the definition of “Maximum Amount” therein in its entirety as follows:
““Maximum Amount” means ONE HUNDRED TWENTY MILLION dollars ($120,000,000), as such amount may be reduced by Borrower pursuant to Section 2.10 hereof.”
3.    Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of the following:
(a)    Receipt by CNB of a copy of this Amendment duly executed by all parties hereto in form and substance satisfactory to CNB.
(b)    Receipt by CNB of a certificate, dated the date hereof and signed by the Chief Executive Officer, Chief Operating Officer, Secretary, Assistant Secretary or a Financial Officer of Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Loan Agreement.

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(c)    Borrower shall pay to CNB an increase fee equal to $37,465.75 (the “Increase Fee”). The Increase Fee shall be due and payable on the date hereof and shall be deemed earned and nonrefundable whether or not any Loans are made or any Letters of Credit are issued under the Loan Agreement.
4.    Representations and Warranties. Borrower hereby represents and warrants as follows:
(a)    The transactions described herein are within Borrower’s corporate powers and have been duly authorized by all necessary corporate action and, if required, stockholder action. This Amendment has been duly executed and delivered by Borrower. This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b)    Upon the effectiveness of this Amendment, Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.
(c)    No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.
(d)    As of the date hereof, Borrower has no defense, counterclaim or offset with respect to the Loan Agreement or any other Loan Document.
5.    Effect on the Loan Documents.
(a)    Upon the effectiveness of this Amendment, (i) each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and (ii) each reference in any other Loan Document to the “Agreement” or the “Loan Agreement” shall mean and be a reference to the Loan Agreement as amended hereby.
(b)    Except as specifically provided herein, the Loan Agreement and all other Loan Documents shall remain in full force and effect, and are hereby ratified and confirmed.
(c)    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of CNB, nor constitute a waiver of any provision of the Loan Agreement or any other Loan Documents.
6.    Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

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7.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
8.    Counterparts; Electronic Transmission. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.
“BORROWER”

OAKTREE STRATEGIC INCOME II, INC.

By:	/s/ Mary Gallegly
Name: Mary Gallegly Title: Secretary
“CNB”

CITY NATIONAL BANK, a national banking association

By:	/s/ Brandon L. Feitelson
Name: Brandon L. Feitelson, C.F.A. Title: Senior Vice President

17619262 014342-10187	SIGNATURE PAGE TO AMENDMENT NO. 1 TO REVOLVING CREDIT AGREEMENT